Exhibit 99.1

AT THE COMPANY:	AT ASHTON PARTNERS:
Scott Pettit	Chris Kettmann
Chief Financial Officer	General Inquiries
708-492-7040	312-553-6716
www.iaai.com
INSURANCE AUTO AUCTIONS TO COMBINE OPERATIONS WITH ADESA, INC.
WESTCHESTER, Ill., December 22, 2006 — Insurance Auto Auctions, Inc. (“IAAI”), a leading provider of automotive salvage auction and claims processing services in the United States, announced today that it plans to combine operations with ADESA, Inc. (NYSE: KAR), which has entered into a definitive merger agreement to be acquired by a group of private equity funds consisting of Kelso & Company, GS Capital Partners, an affiliate of Goldman Sachs, ValueAct Capital and Parthenon Capital. ADESA is North America’s largest publicly traded provider of wholesale vehicle auctions and used vehicle dealer floorplan financing. IAAI is owned by Kelso & Company, Parthenon Capital and certain members of its senior management team. As part of the transaction, IAAI will be contributed to the surviving corporation simultaneously with the closing of the transaction with ADESA. The transaction would include a refinancing of IAAI’s existing 11% Senior Notes due 2013 through commencement of a tender offer.
“We are very excited by the opportunities this transaction will create, combining ADESA’s salvage operations with IAAI to create a best-in-class organization. The combined company will be a leader in the auto auction industry and will capitalize on IAAI’s track record of operational excellence and high customer satisfaction,” said Tom O’Brien, President and Chief Executive Officer of IAAI. “Our operating strategy will remain consistent with our previously outlined strategy, as both companies offer a similar auction methodology that combines live auctions with industry-leading, real-time bidding capability that we expect to continue driving supplier returns even higher. In addition to its auto salvage business, ADESA brings with it new service offerings such as floorplan financing, and vehicle re-conditioning that IAAI’s management is excited to integrate into our existing service offering.”
“We believe that IAA’s current customers and employees will benefit greatly from this combination, as we expect our operations to expand and our business to grow from it,” said O’Brien. “Looking ahead, our management team will remain focused on improving the products we offer and the level of service we provide to both our insurance company suppliers and our growing network of buyers.”
The transaction is subject to approval by ADESA stockholders and the satisfaction of other customary closing conditions.

About Insurance Auto Auctions, Inc.
Insurance Auto Auctions, Inc., founded in 1982, a leader in automotive total loss and specialty salvage services in the United States, provides insurance companies with cost-effective, turn-key solutions to process and sell total-loss and recovered-theft vehicles. The Company currently has 95 sites across the United States. For more information, please visit www.iaai.com.
About ADESA, Inc.
Headquartered in Carmel, Indiana, ADESA, Inc. (NYSE: KAR) is North America’s largest publicly traded provider of wholesale vehicle auctions and used vehicle dealer floorplan financing. The company’s operations span North America with 54 ADESA used vehicle auction sites, 42 Impact salvage vehicle auction sites and 85 AFC loan production offices. For further information on ADESA, Inc., visit the company’s Web site at http://www.adesainc.com.
Forward-Looking Statements
The statements in this release should be read in conjunction with the unaudited condensed consolidated financial statements and notes thereto included in ADESA’s and IAAI filings with the SEC, including their respective Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. The statements contained in this release that are not historical facts are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed or implied by such forward-looking statements, including, but not limited to: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers and other risks and uncertainties associated with the contemplated transactions. In some cases, you can identify forward-looking statements by use of words such as “may,” “will,” “should,” “anticipates,” “predict,” “projects,” “targeting,” “potential,” “or “contingent,” the negative of these terms, or other similar expressions. Actual results could differ materially from those discussed in or implied by forward-looking statements for various reasons, including those discussed in “Risk Factors” in ADESA’s and IAAI’s Form 10-K. You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, the parties undertake no obligation to publish, update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.
About the Transaction
In connection with the transaction, ADESA plans to file with the Securities and Exchange Commission and mail to its stockholders a proxy statement. The proxy statement will contain important information about ADESA, the transaction and related matters. Investors and security holders are urged to read the proxy statement carefully when it becomes available. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by ADESA through the Securities and Exchange Commission’s website at http://www.sec.gov, or by contacting ADESA’s Investor Relations department at IRcontactus@adesa.com or 1-800-923-3725.

ADESA and its directors, executive officers and other members of management may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the contemplated transactions. Information about ADESA’s participants in the solicitation is set forth in ADESA’s Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and the proxy statement relating to the transaction (when it becomes available).